Exhibit 99.7

WMALT 2005-9
Preliminary Structure – Paydown Rules (As of 10/14/05)

Group 4

1.   At the beginning of each period, please set the following variables:
a.  #FixedAmt1 = $2,000
b.  #FixedAmt2 = Period 1 – 12 ($250,000), Period 13 – 24 ($880,000), Period 25 – 36 ($580,000),
        Period 37 – 48 ($560,000), and Period 49 – 360 ($160,000)
c.  #FixedAmt3 = $1,000
d.  #FixedAmt4 = Period 1 – 6 ($835,000), Period 7 - 12 ($1,640,000),
        Period 13 - 18 ($995,000), Period 19 – 24 ($755,000), Period 25 – 36 ($420,000),
        Period 37 – 48 ($420,000), and Period 49 – 360 ($420,000)

2.  Pay Class 4A1 its priority amount until retired.

3.  Pay #FixedAmt1 in the following manner:
a.  Pay up to #FixedAmt3 for the period to Class 4A3 until retired.
b.  Pay up to #FixedAmt4 for the period to Class 4A2 until retired.
c.  Pay Class 4A3 until retired.
d.  Pay Class 4A2 until retired.

4.  Pay up to #FixedAmt2 for the period to Class 4A4 until retired.

5.  Pay according to rules 3a – 3d without regard to #FixedAmt1 until Class 4A2, and Class 4A3 are retired.

6.  Pay Class 4A4 until retired.

7.  Pay Class 4A5 until retired.

8.  Pay Class 4A1 until retired.

Collateral: 30 YR Conf ALT-A.
Size:       ~$146mm
Passthru Rate:  5.50%
Pricing Speed:  100% PPC (8 -> 20 CPR / 12 months)
NAS Bonds:  Class 4A1.  Locked out of scheduled and prepay for 60 months.
                The priority fraction is (Balance of Total NAS / Total Non-PO Balance).
                This is the same NAS as in the WMALT 2005-1 deal.
Super-NAS:  None.
Z-Bonds:        None.
AAA Support:    None.
Floaters:   None.
Inverse IO: None.

Notes
Closing date:           10/31/2005
Accrual date:           10/01/2005
Floater accrual date:       10/25/2005
First pay date:         11/25/2005
Clean-up call:          10%